Exhibit 10.16

Amendment To Amended and Restated Employment Agreement

This Amendment (this  “Amendment”) to the Amended and Restated Employment Agreement dated September 12, 2016 (the “Agreement”), by and between Sientra, Inc. and Charles Huiner (the “Executive”) is executed as of February 7, 2017.

WHEREAS, the Executive and the Company wish to modify various provisions of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the Executive and the Company agree to the following:

1.	Effective January 1, 2017, the reference to base salary in Section 2.1 of the Agreement is hereby amended to $350,000.

2.	Effective January 1, 2017, Section 2.2 of the Agreement is hereby amended, restated and replaced in its entirety to read as follows:

2.2Performance Bonus.  Executive will be eligible to earn a performance bonus of up to 50% of Executive’s Base Salary (the “Performance Bonus”) based upon such corporate objectives and personal performance criteria as are established by the Compensation Committee of the Board of Directors (the “Committee”).  The achievement of and amount of the Performance Bonus as measured by the foregoing criteria shall be determined by the Committee in its sole and absolute discretion.  Executive must remain an active employee through the end of any given Performance Bonus determination period.  No Performance Bonus will be paid later than March 15 of the year following the year in which the Performance Bonus was earned.

Capitalized terms not defined herein shall have the meanings given to them in the Agreement. In all other respects the Agreement shall remain in full force and effect.

This Amendment constitutes the complete, final and exclusive embodiment of the entire agreement between Executive and the Company with regard to the provisions contained herein.  This Amendment may not be modified or amended except in a writing signed by both Executive and a duly authorized officer of the Company.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the later of the two dates set forth below.

Company		Executive
By:	/s/ Jeffrey M. Nugent	/s/ Charles Hunier
	Jeffrey M. Nugent	Charles Huiner
Printed Name
	Chairman and Chief Executive Officer	February 7, 2017
	Title	Date
February 7, 2017
Date